UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2014

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

CANADA	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 22, 2014, SunOpta Inc. (the “Company”) completed the previously announced divestiture of its fiber and starch business (the “Fiber Business”) to Canadian Harvest LP, a subsidiary of J. Rettenmaier & Söhne Group, for the cash purchase price of $37.5 million, subject to certain adjustments. The Fiber Business was previously operated as part of the Company’s Value Added Ingredients operating segment. The Fiber Business includes five facilities located in Louisville, KY, Cedar Rapids, IA, Cambridge, MN, Fosston, MN, and Galesburg, IL. The Company will continue to operate both its integrated grain- and fruit-based ingredient platforms, which were not part of the sale and currently form the remainder of the Value Added Ingredients operating segment.

The foregoing description of the transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, dated as of December 15, 2014, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 16, 2014, which is incorporated by reference as an exhibit to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro-forma financial information

The Company’s unaudited pro-forma consolidated financial statements are attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits

The list of exhibits in the Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Robert McKeracher
Robert McKeracher
Vice President and Chief Financial Officer

Date:	December 24, 2014

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated December 15, 2014 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on December 16, 2014)*
99.1	Unaudited Pro-forma Consolidated Financial Statements

*

Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of the omitted exhibits and schedules to the Securities and Exchange Commission upon its request.